Exhibit (a)(1)(E)

Offer to Purchase for Cash

by

COSAN LIMITED

of

Up to U.S.$200,000,000 of its Class A Common Shares
at a Per Share Purchase Price Not Greater Than
U.S.$9.65 Nor Less Than U.S.$9.23 Per Class A Common Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2017, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 20, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Cosan Limited, a limited liability exempted company incorporated under the laws of Bermuda (the “Company”), to purchase for cash up to U.S.$200,000,000 of its shares, U.S.$.01 par value per share, pursuant to (i) auction tenders at prices specified by the tendering shareholders of not greater than U.S.$9.65 nor less than U.S.$9.23 per share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”) at the purchase price determined as provided herein, in either case in cash, less any applicable withholding taxes and without interest, and upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with this Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”). Unless the context otherwise requires, all references to the shares shall refer to the Class A Common Shares of the Company.

After the Expiration Time, the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price, which will not be greater than U.S.$9.65 nor less than U.S.$9.23 per share, that it will pay for shares properly tendered and not properly withdrawn from the Offer, taking into account the number of shares tendered and the prices specified by tendering shareholders. The Company will select the single lowest price per share (in multiples of U.S.$0.06) of not greater than U.S.$9.65 nor less than U.S.$9.23 per share (the “Purchase Price”) that will allow it to purchase the maximum number of shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding U.S.$200,000,000. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of U.S.$9.23 per share (which is the minimum price per share under the Offer) for purposes of determining the Purchase Price. Only shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible for purchase in the Offer. Shares properly tendered pursuant to an Auction Tender at a price that is greater than the Purchase Price we determine pursuant to the terms of the Offer will not be purchased. Upon the terms and subject to the conditions of the Offer, if shares having an aggregate purchase price of less than U.S.$200,000,000 are properly tendered and not properly withdrawn, the Company will buy all the shares properly tendered and not properly withdrawn.

In addition, the Company has reserved the right, if more than U.S.$200,000,000 in value of shares are tendered in the Offer at or below the Purchase Price, to accept for purchase at the Purchase Price pursuant to the Offer up to an additional 2.0% of its outstanding Shares without extending the Expiration Time.

All shares acquired in the Offer will be acquired at the same price regardless of whether the shareholder tendered at a lower price. However, because of the proration, “odd lot” priority and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if, based on the Purchase Price, shares having an aggregate purchase price in excess of U.S.$200,000,000 are properly tendered and not properly withdrawn. Shares tendered but not purchased in the Offer will be returned to the tendering shareholders at the Company’s expense promptly after the Expiration Time.

On the terms and subject to the conditions of the Offer, if shares having an aggregate purchase price of more than U.S.$200,000,000 (or such greater aggregate purchase price of shares as the Company may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn, the Company will purchase shares at the Purchase Price in the following order of priority:

First, the Company will purchase all “odd lots” of fewer than 100 shares at the Purchase Price from shareholders who properly tender all of their shares owned at or below the Purchase Price and who do not properly withdraw them before the Expiration Time (tenders of fewer than all of the shares owned, beneficially or of record, by such odd lot holder will not qualify for this preference);

Second, after purchasing all the odd lots that were properly tendered at or below the Purchase Price, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, the Company will purchase shares at the Purchase Price from all other holders who properly tender shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time (except for shareholders who tendered Shares conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until the Company has acquired shares having an aggregate purchase price of U.S.$200,000,000 (or such greater aggregate purchase price of shares as the Company may elect to purchase, subject to applicable law); and

Third, only if necessary to permit the Company to purchase shares having an aggregate purchase price of U.S.$200,000,000 (or such greater aggregate purchase price of shares as the Company may elect to purchase, subject to applicable law), the Company will purchase shares at the Purchase Price from shareholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Time.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. Shares may be tendered at a price not greater than U.S.$9.65 nor less than U.S.$9.23 per share or at the price determined pursuant to the Offer, as indicated in the attached Instruction Form, in cash, less any applicable withholding taxes and without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The Offer is not conditioned on the receipt of financing or any minimum number of shares being tendered. However, the Offer is subject to other conditions. The Company’s obligation to accept and pay for shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions. See Section 7 of the Offer to Purchase.

4. The Offer, withdrawal rights and proration period will expire at 11:59 p.m., New York City time, on December 19, 2017, unless the Company extends the Offer.

5. The Offer is for Shares having an aggregate purchase price of U.S.$200,000,000 which, if fully subscribed and depending on the Purchase Price determined in the Offer, constitutes approximately 12.3% to 12.8% of the Company’s issued and outstanding shares as of November 20, 2017 based on the maximum Purchase Price of U.S.$9.65 per share and the minimum Purchase Price of U.S.$9.23 per share, respectively.

6. Tendering shareholders who are registered shareholders or who tender their shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares under the Offer.

2

7. If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Offer and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

8. If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on December, 19, 2017, unless the Offer is extended.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Company’s shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved making the Offer. However, neither the Company nor any member of its Board of Directors, the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their shares. Shareholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. In doing so, shareholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. See Section 2 of the Offer to Purchase. Shareholders should discuss whether to tender their shares with their broker or other financial or tax advisor. Our directors and executive officers have advised us that they do not intend to tender any of their shares in the Offer. However, after termination of the Offer, our directors and executive officers may, in compliance with applicable law, sell their shares in open market transactions after the Offer at prices that may or may not be more favorable than the purchase price to be paid to our shareholders in the Offer. See Section 11 of the Offer to Purchase.

3

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by

COSAN LIMITED

of

Up to U.S.$200,000,000 of its Class A Common Shares
at a Per Share Purchase Price Not Greater Than
U.S.$9.65 Nor Less than U.S.$9.23 Per Class A Common Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 20, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Cosan Limited, a limited liability exempted company incorporated under the laws of Bermuda (the “Company”), to purchase for cash up to U.S.$200,000,000 of its Class A common share (the “shares”), U.S.$.01 par value per share, pursuant to (i) auction tenders at prices specified by the tendering shareholders of not greater than U.S.$9.65 nor less than U.S.$9.23 per share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”) at the purchase price determined as provided herein, in either case in cash, less any applicable withholding taxes and without interest, and upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal. Unless the context otherwise requires, all references to the shares shall refer to the Class A Common Shares of the Company.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of shares to be tendered by you for the account of the undersigned: ________________ shares*

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED BELOW, THERE IS NO PROPER TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 3 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Cosan Limited purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE BOXES BELOW, the undersigned hereby tenders shares at and is willing to accept the Purchase Price determined by Cosan Limited pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased shares in the Offer and could result in the tendered shares being purchased at a price as low as U.S.$9.23 per share (the minimum Purchase Price per share).

— OR —

SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

(See Instruction 3 of the Letter of Transmittal)

By checking ONE, and only ONE, of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price for the shares is less than the price checked. If the Purchase Price for the shares is equal to or greater than the price checked, then the shares purchased by Cosan Limited will be purchased at the Purchase Price. A shareholder who wishes to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are being tendered. The same shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ U.S.$9.23	☐ U.S.$9.29	☐ U.S.$9.35

☐ U.S.$9.41	☐ U.S.$9.47	☐ U.S.$9.53

☐ U.S.$9.59	☐ U.S.$9.65

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

CONDITIONAL TENDER
(See Instruction 12 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: ______________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification or Social Security Number:

2

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

3